Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2010 (except Note 8(a)(1) and 8(a)(5), as to which the date is July 26, 2010), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-165379) and related Prospectus of MediaMind Technologies Inc. (formerly Eyeblaster, Inc.) dated July 26, 2010.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

Tel Aviv, Israel

July 26, 2010